EXHIBIT 99.1

Salt Lake City, Utah - In the third calendar quarter (3Q) and three quarters year-to-date, or nine months (9M), of 2008, Utah Medical Products, Inc.’s (Nasdaq: UTMD) changes in financial results compared to the same time period in the prior calendar year were as follows:

	3Q (July – September)	9M (January – September)
Sales:	+1%	(1%)
Gross Profit:	(1%)	(3%)
Operating Income:	+8%	+1%
Net Income:	(10%)	(5%)
Earnings Per Share:	(8%)	(3%)

In 3Q 2008, UTMD continued a positive trend in sales and gross profits compared to the prior year-to-date. Total 3Q 2008 sales were up slightly even though domestic sales of Intran Plus® were $240 (dollar amounts in thousands, except per share amounts) lower than in 3Q 2007, and gross profits were down slightly due to increases in costs of raw materials and labor.

The most significant difference in performance was due to a change in non-operating income. In 3Q 2008, UTMD recorded non-operating expense of $213, compared to non-operating income of $365 in 3Q 2007.  The $578 difference was due to realizing a net capital loss of $428 on investments from the failure of Washington Mutual (WM), and lower interest rates on cash balances.

According to CEO Kevin Cornwell,
“At the beginning of the year, I felt that 2% of UTMD’s excess cash held in the stock of the largest savings and loan in the U.S., paying an excellent dividend, was a good investment decision. I have to accept personal responsibility for the bad investment outcome, in part because it was also my judgment that we should buy more as the stock declined. Despite this experience, UTMD has historically been conservative by consistently holding at least 95% of its excess cash in lower yield, lower risk interest-bearing money market funds. From an income tax perspective, the loss will be offset by capital gains achieved in the prior three years of over $610,000.”

Accordingly, UTMD reduced the management bonus reserve in 3Q 2008 by an amount approximating Mr. Cornwell’s estimated annual bonus based on the current projected performance of UTMD for 2008.  The income statement effect reduced G&A expenses as part of operating expenses, thus increasing operating income, by $250.

The following table compares certain 3Q 2008 and 3Q 2007 income statement categories according to GAAP, with adjusted 3Q 2008 income statement categories omitting the net capital loss and the bonus adjustment:

Income Statement Categories	3Q 2008 As Reported per GAAP	3Q 2008 without Net Capital Loss on Investments and Management Bonus Reserve Adjustment	3Q 2007 As Reported per GAAP
Gross Profit	$3,937	$3,937	$3,973
G&A Expense	(439)	(689)	(620)
Operating Income	2,940	2,690	2,720
Non-Operating Income/ (Expense)	(213)	215	365
Income before Tax	2,727	2,905	3,085
Net Income	1,820	1,931	2,021
Earnings per Share	.467	.495	.508

In management’s opinion, the unfavorable net capital loss on investments and the favorable accrued bonus expense adjustment have an impact on the 3Q 2008 income statement that does not allow a meaningful comparison with the prior period in 2007, or what is likely to occur in the future.

In 3Q 2008 and 9M 2008, UTMD achieved the following profit margins:
	3Q 2008 (July – September)	9M 2008 (January – September)
Gross Profit Margin (gross profits/ sales):	54.8%	54.8%
Operating Profit Margin (operating profits/ sales):	40.9%	38.6%
Net Profit Margin (profit after taxes/ sales):	25.3%	26.6%

Comparing 3Q 2008 sales to 3Q 2007 sales in product categories, neonatal product sales were up 11%, obstetrics product sales were down 18%, gynecology/ electrosurgery product sales were up 2% and blood pressure monitoring/ components sales were up 15%.  Domestic sales in 3Q 2008 were up less than 1%, while international sales were up 3%, compared to 3Q 2007.

Comparing 9M 2008 sales to 9M 2007 sales in product categories, neonatal product sales were up 4%, obstetrics product sales were down 17%, gynecology/ electrosurgery product sales were up 1% and blood pressure monitoring/ components sales were up 11%.  Obstetrics sales were $1,067 lower in 9M 2008 than in 9M 2007.  However, UTMD’s total 9M 2008 sales were only $241 lower because of growth in the other product categories.

Except for unfavorable non-operating income from the WM capital loss and the offsetting favorable adjustment to G&A expenses, the estimates provided in UTMD’s 2Q 2008 disclosures remain consistent with management’s current projections for the year as a whole. Eps for the most recent 4 calendar quarters were $1.93, compared to $2.00 at the same time last year.

Financial ratios as of September 30, 2008 which may be of interest to shareholders follow:
1)  Current Ratio = 9.6
2)  Days in Trade Receivables (based on 3Q sales activity) = 45
3)  Average Inventory Turns (based on 3Q CGS) = 3.5
4)  Year-to-Date ROE (annualized) = 10% (after dividends); 19% (prior to payment of dividends)

Despite the loss on investments, 9-30-08 cash and investment balances are approximately the same as at the end of 2007.  A summary of 9M 2008 capital uses, excluding routine operations, follows:

Reduction in Ireland Bank Loan:	$ 1,502
Cash used to pay 9M 08 dividends:	$ 2,625
Cash used to repurchase UTMD shares: (net of cash received from exercise of options)	$ 1,684

UTMD=s dilution from unexercised option shares added to actual weighted average outstanding shares for purposes of calculating eps was 36,100 in 3Q 2008 compared to 57,300 in 3Q 2007, and 39,200 in 9M 2008 compared to 63,800 in 9M 2007.  The actual number of outstanding shares at the end of 3Q 2008 was 3,856,900 which included 3Q option exercises of 6,100 shares and 3Q share repurchases of 20,200.  The average price paid by the Company to repurchase shares in the open market during 3Q 2008 was $27.63 including commissions. Year-to-date purchases through 9M 2008 were 66,800 shares at an average per share cost of $28.58. The total number of outstanding unexercised employee and outside director options at September 30, 2008 was 210,400 shares at an average exercise price of $23.10 per share, including shares awarded but not vested. This compares to 219,100 unexercised option shares outstanding at the end of 3Q 2007.

Investors are cautioned that this press release contains forward looking statements, and that actual results or events may differ from those projected.  Risk factors that could cause results to differ materially from those projected include clinical acceptance of products, access to the hospital marketplace that may become restricted at any time by administrative Group Purchasing Organization agreements, timing of regulatory approval of new products, regulatory intervention in current operations, the Company’s ability to efficiently manufacture, market, and sell its products, among other factors that have been outlined in UTMD=s public disclosure filings with the SEC.  The SEC Form 10-Q for 3Q 2008 will be filed with the SEC by November 10.

Utah Medical Products, Inc., with particular interest in health care for women and their babies, develops, manufactures, assembles and markets a broad range of disposable and reusable specialty medical devices designed for better health outcomes for patients and their care-providers.  For more information about Utah Medical Products, Inc., visit UTMD=s website at www.utahmed.com.

Utah Medical Products, Inc.

INCOME STATEMENT, Third Quarter (3 months ended September 30)
(in thousands except earnings per share):

	3Q 2008	3Q 2007	Percent Change
Net Sales	$ 7,181	$ 7,097	+1.2%
Gross Profit	3,937	3,973	(0.9%)
Operating Income	2,940	2,720	+8.1%
Income Before Tax	2,727	3,085	(11.6%)
Net Income	1,820	2,021	(10.0%)
Earnings Per Share	$ 0.467	$ 0.508	(8.2%)
Shares Outstanding (diluted)	3,900	3,975

INCOME STATEMENT, 3 Quarters Year-to-Date (9 months ended September 30)
(in thousands except earnings per share):

	9M 2008	9M 2007	Percent Change
Net Sales	$ 21,185	$ 21,426	(1.1%)
Gross Profit	11,608	11,915	(2.6%)
Operating Income	8,178	8,128	+0.6%
Income Before Tax	8,357	9,107	(8.2%)
Net Income	5,628	5,950	(5.4%)
Earnings Per Share	$ 1.438	$ 1.489	(3.5%)
Shares Outstanding (diluted)	3,915	3,995

BALANCE SHEET
(in thousands)	(unaudited) SEP 30, 2008	(unaudited) JUN 30, 2008	(audited) DEC 31, 2007	(unaudited) SEP 30, 2007
Assets
Cash & Investments	$ 22,395	$ 21,272	$ 22,372	$ 22,215
Receivables, Net	3,694	4,000	3,905	3,990
Inventories	3,615	3,758	3,153	3,419
Other Current Assets	501	732	501	607
Total Current Assets	30,205	29,762	29,931	30,231
Property & Equipment, Net	8,278	8,793	8,606	8,477
Intangible Assets, Net	7,417	7,429	7,449	7,439
Total Assets	$ 45,900	$ 45,984	$ 45,986	$ 46,147
Liabilities & Shareholders’ Equity
A/P & Accrued Liabilities	$ 2,846	$ 2,642	$ 2,742	$ 3,141
Current Portion of Note Payable	298	378	423	455
Total Current Liabilities	3,144	3,020	3,165	3,596
Note Payable (excluding current portion)	2,296	2,991	3,689	4,025
Deferred Income Taxes	379	403	343	326
Stockholders’ Equity	40,081	39,570	38,789	38,200
Total Liabilities & Shareholders’ Equity	$ 45,900	$ 45,984	$ 45,986	$ 46,147